Exhibit 99.3

December 11, 2012

To All TNS Employees,

Today, the company announced that TNS has signed a definitive agreement to be acquired by an investor group led by Siris Capital Group (“Siris”), a private equity firm focused on technology and telecommunications, for approximately $862 million.  Under the agreement, all of the outstanding common shares of TNS will be acquired for $21.00 per share.  Upon completion of the acquisition, TNS will become a private company.  The acquisition is scheduled to close in the first quarter of 2013.

Over the last several years, with your help, we have dramatically reshaped the company.  We have completed several acquisitions, doubled our investments in new products and services and started to change our culture.  With these successes and efforts, we face the challenge of managing our legacy businesses while, at the same time, cultivating new and innovative products and services that will take time for our customers to fully embrace.  We believe that partnering with Siris gives us additional flexibility and knowledge to make, at a faster pace, the decisions necessary to implement the next stage of our strategic plans.

The definitive agreement was just announced today, and over the next few months there are several things that need to happen before the deal closes, including obtaining stockholder and regulatory approval.  After closing, Siris will appoint its own Board of Directors and will start to work with management on its plan to focus our investments and ensure a successful transition.  The details of the transaction and the timeline of how events have unfolded will be disclosed in documents that will be filed publicly with the Securities and Exchange Commission.

I understand that an announcement like this, especially before the holiday season, can be unsettling.  In hopes of removing some of the uncertainty associated with the announcement, we have put together a list of frequently asked questions we anticipate may be asked by employees, investors and customers.  We understand this list will not answer every question, but we are committed to continuing to communicate with you over the coming months regarding this acquisition and how it will affect TNS post-closing.  If you receive questions from our customers or the media, please do not speculate about the agreement or what might happen when the transaction is completed.   I ask that you point them to our press release and other public filings related to the acquisition.  For customer inquiries or concerns that are not answered by our public documents, please refer them to the appropriate sales leadership.  For questions from the media, please refer them to Chris Penny, Jim McLaughlin or Jo Moorwood.

Finally, at this time, I am reminded of the core values introduced by TNS earlier this year, in particular determination and customer excellence.  Determination requires all of us to embrace change and constantly look for better ways to operate our business.  I believe that this transaction will afford us the opportunity to review our business with the intent of finding better ways to operate and grow.  And, of course, we have no business without our customers.  Please continue to focus on service excellence and make sure we diligently and professionally answer any questions our customers might have.

Henry

Forward-Looking Statements:

The statements contained herein that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the possibility that competing acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against TNS related to the merger agreement; the inability to complete the transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; the disruption of management’s attention from TNS’ ongoing business operations due to the transaction; the effect of the announcement of the transaction on TNS’ relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in TNS’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2012.  TNS undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing TNS’ views as of any date subsequent to December 11, 2012.

Additional Information and Where to Find It:

In connection with the proposed transaction, TNS will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of TNS.  THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.  The company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300, or from TNS’ website, http://www.tnsi.com.

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from TNS’ stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction.  Information about TNS’ directors and executive officers and their ownership of TNS’ common stock is set forth in the proxy statement for TNS’ 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  Stockholders may obtain additional information regarding the interests of TNS and its directors and executive officers in the proposed transaction, which may be different than those of TNS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.